Exhibit 15.1
April 7, 2006
Apollo Group, Inc.
4615 East Elwood Street
Phoenix, Arizona
We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Apollo Group, Inc. and subsidiaries for the three-month and six-months periods ended February 28, 2006 and 2005, and have issued our report dated April 7, 2006. As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which was included in your Quarterly Reports on Form 10-Q for the quarter ended February 28, 2006, is incorporated by reference in Registration Statement Nos. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429 on Form S-8 and Registration Statement Nos. 333-35465 and 333-33370 on Form S-3.
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
/s/ Deloitte & Touche LLP
Phoenix, Arizona

41